SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2004

Sierra Health Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	1-8865	88-0200415
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2724 North Tenaya Way
Las Vegas, Nevada    89128
(Address of principal executive offices including zip code)

(702) 242-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

On March 3, 2004, Sierra Health Services, Inc., or Sierra, issued a press release announcing that its subsidiary, Sierra Military Health Services, Inc., or SMHS, has entered into a binding commitment with Health Net Federal Services, or Health Net. Under the commitment, Health Net will, among other things, acquire assets of SMHS primarily related to its provider network and regional TRICARE Service Center operations. With this transaction, SMHS effectively ends its formal protest of the recent award by the United States Department of Defense for the Managed Care Support Services Contract to service TRICARE beneficiaries in the North Region.

Item 7. Financial Statements and Exhibits

Exhibits	Description
99.1*	Press Release, dated as of March 3, 2004.

*    Also provided in PDF format as a courtesy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA HEALTH SERVICES, INC.

(Registrant)

Date: March 4, 2004

/S/ PAUL H. PALMER

Paul H. Palmer
Senior Vice President Chief Financial Officer and Treasurer (Chief Accounting Officer)